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                                  EXHIBIT 99.2



                                                  NEWS RELEASE

[LOGO]  ILLINOIS
        SUPERCONDUCTOR
        CORPORATION

       1.

       2.

       3.                    FOR IMMEDIATE RELEASE    CONTACT: CYNTHIA QUIGLEY
                                                      PHONE:   (847) 391-9405
                                                      INTERNET: quigley@ilsc.com


                        ILLINOIS SUPERCONDUCTOR ANNOUNCES
                        ADDITIONAL $4 MILLION INVESTMENT

Mount Prospect, IL (March 27, 2000) -- Illinois Superconductor Corporation (OTC
BB: ISCO), a leading supplier of superconducting filter technology for the wireless telecommunications industry, today announced that three investors led by Elliott Associates, L.P. have invested another $4 million in the Company. This $4 million investment, which was contemplated by the Company's November 1999 financing agreement, takes the form of convertible notes and warrants and is on the same terms as the $2 million investment made by the same group in the fourth quarter of 1999. When the Company estimated in its March 14, 2000 press release that 66 million shares were potentially issuable, the common shares underlying these new notes and


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warrants were already counted in that estimate.

          Dr. George Calhoun, Illinois Superconductor's Chief Executive Officer, said:

          "We are pleased that our financial backers have chosen to accelerate the balance of the investment contemplated by last fall's financing arrangements. These financial institutions have stood by the Company for nearly two years and have dedicated a tremendous amount of their time to ISC over the last several months. Although ISC had no immediate need for this additional infusion, we wanted to lay to rest any doubt concerning the Company's wherewithal. With this infusion, we expect to meet our operating cash requirements through the first quarter of next year. We nonetheless continue to speak with potential sources of strategic capital as part of the broader process of pursuing our strategic objectives in the 3G arena and elsewhere."

Statements contained in this news release that are not historical facts are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect the Company's current expectations regarding the future results of operations, performance and achievements of the Company. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. These statements reflect the Company's current beliefs and are based on information currently available to it. Accordingly, these statements are subject to certain risks, uncertainties, and contingencies, which could cause the Company's actual results, performance or achievements for 2000 and beyond to differ materially from those expressed in, or implied by, such statements. These important factors include, without limitation, the Company's history of net losses and the lack of assurance that the Company's earnings will be sufficient to cover fixed charges in the future; the degree to which the Company is leveraged and restrictions imposed on the Company under its existing debt instruments which may adversely affect the Company's ability to finance its future operations, uncertainty about the Company's ability to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally; the adverse effects on liquidity of the Company's common stock because of its de-listing from Nasdaq in June 1999; continued downward pressure on the prices charged for the Company's products due to the competition of rival manufacturers of front end systems for the wireless telecommunications market; the timing and receipt of customer orders; the Company's ability to attract and retain key personnel; and the effects of legal proceedings. A more complete description of these risks, uncertainties and assumptions is


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included in the Company's filings with the Securities and Exchange Commission, including those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998. The Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties.